                          ACCOUNTING SERVICES AGREEMENT


     AGREEMENT dated as of March 10, 1998 between Boyar Value Fund, Inc. (the "Fund"), a Maryland corporation, and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

     WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to employ the services of Countrywide to provide the Fund with certain accounting and pricing services; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and Countrywide agree as follows:

     1. APPOINTMENT.

          The Fund hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Fund. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2. CALCULATION OF NET ASSET VALUE.

          Countrywide will calculate the net asset value of the Fund and the per share net asset value of the Fund, in accordance with the current prospectus and statement of additional information of the Fund, once daily as of the time selected by the Fund's Board of Directors. Countrywide will prepare and maintain a daily valuation of all securities and other assets of the Fund in accordance with instructions from a designated officer of the Fund or its investment adviser and in the manner set forth in the Fund's current prospectus and statement of additional information. In valuing securities of the Fund, Countrywide may contract with, and rely upon market quotations provided by, outside services.

     3. BOOKS AND RECORDS.

          Countrywide will maintain and keep current the general ledger for the Fund, recording all income and expenses, capital share activity and security transactions of the Fund. Countrywide will maintain such further books and records as are necessary to enable it to perform its duties under this Agreement, and will periodically provide reports to the Fund and its authorized agents regarding share purchases and redemptions and trial balances of the Fund. Countrywide will prepare and maintain complete, accurate and current all records with respect to the Fund required to be maintained by the Fund under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act. The retention of such records shall be at the expense of the Fund.

          All of the records prepared and maintained by Countrywide pursuant to this Section 3 which are required to be maintained by the Fund under the Code and the 1940 Act will be the property of the Fund. In the event this Agreement is terminated, all such records shall be delivered to the Fund at the Fund's expense, and Countrywide shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Fund.

     4. PAYMENT OF FUND EXPENSES.

          Countrywide shall process each request received from the Fund or its authorized agents for payment of the Fund's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Fund, Countrywide shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Countrywide and mailed to the appropriate party.

     5. FORM N-SAR.

          Countrywide shall maintain such records within its control and shall be requested by the Fund to assist the Fund in fulfilling the requirements of Form N-SAR.

     6. COOPERATION WITH ACCOUNTANTS.

          Countrywide  shall  cooperate  with  the  Fund's   independent  public
accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Fund.

     7. FURTHER ACTIONS.

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     8. FEES.

          For the performance of the services under this Agreement, the Fund shall pay Countrywide a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Countrywide on the last business day of such month. The Fund shall also promptly reimburse Countrywide for the cost of external pricing services utilized by Countrywide.

     9. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Fund which services could cause Countrywide to be deemed an "investment adviser" of the Fund within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Fund's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Fund assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     10. REFERENCES TO COUNTRYWIDE.

          The Fund shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as
Administrative Services Agent, Transfer, Dividend Disbursing, Shareholder Service and Plan Agent and Accounting Services Agent. The Fund will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

     11. EQUIPMENT FAILURES.

          Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

     12. INDEMNIFICATION OF COUNTRYWIDE.

          A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Fund in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder, or agent of Countrywide, or any of its affiliates, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely as an officer, director, employee or agent of the Fund and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of those entities.

          C. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Fund or upon the opinion of legal counsel for the Fund or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     13. INDEMNIFICATION OF THE FUND.

          Notwithstanding any other provision of this Agreement, Countrywide shall indemnify and hold harmless the Fund, its directors, officers, employees, shareholders, agents, control persons and affiliates, from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Fund may sustain or incur or which may be asserted against the Fund by any person by reason of, or as a result of, Countrywide's gross negligence, willful misconduct, bad faith, or reckless disregard of its duties hereunder.

     14. TERMINATION.

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Fund's directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Fund's Board of Directors or a majority of the Fund's outstanding voting securities.

          B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Fund shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Fund by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Fund, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

     15. SERVICES FOR OTHERS.

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

     16. SEVERABILITY.

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     17. QUESTIONS OF INTERPRETATION.

          This Agreement shall be governed by the substantive laws of the State of New York without regard to its conflict of law provisions. Any disputes arising out of this Agreement shall be adjudicated solely in the courts of the State of New York or the federal court for the Southern District of New York (in either case only within New York County, New
York). The parties each agree to personal jurisdiction and venue solely within New York County, New York, waive any objections to personal jurisdiction and venue in New York County, New York, and agree not to seek personal jurisdiction and venue in any other location. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts located in New York County, New York or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     18. NOTICES.

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


         To the Fund:               Boyar Value Fund, Inc.
                                    590 Madison Avenue
                                    New York, New York 10022
                                    Attention: Jay R. Petschek

         To Countrywide:            Countrywide Fund Services, Inc.
                                    312 Walnut Street, 21st Floor
                                    Cincinnati, Ohio 45202
                                    Attention: Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 18. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     19. CONFIDENTIALITY.

          A. All information furnished to Countrywide or its representatives by the Fund, including without limitation all names, addresses, telephone numbers and other information of customers and prospective customers, and whether furnished before or after the date hereof (the "Information"), will be kept confidential by Countrywide and/or its representatives, and will not, except to the extent necessary in order to carry out Countrywide's responsibilities and obligations under this Agreement, be disclosed by Countrywide or any of its representatives and will not be used by Countrywide or any of its representatives for any purpose other than fulfilling Countrywide's responsibilities and obligations under this Agreement. The term "representatives" as used herein shall include Countrywide's affiliates, and Countrywide and its affiliates' respective officers, directors, employees, agents, and controlling persons. Countrywide acknowledges and agrees that any information supplied to Countrywide by a customer or potential customer of the Fund as a result of discussions, solicitations, or communications between the Fund and said customer or potential customer shall constitute "Information" for the purposes hereof. Countrywide shall be permitted to transmit the Information only to those of its representatives who need to know the Information for the purpose of assisting Countrywide in fulfilling its responsibilities and obligations under this Agreement, who are informed by Countrywide of the confidential nature of the Information and who have agreed in writing to keep the Information confidential on the same terms as if such representatives were signatories hereto. Copies of all agreements by which Countrywide's representatives have agreed to keep the Information confidential shall be delivered by Countrywide to the Fund promptly after execution thereof. In any event Countrywide shall be responsible for the breach of this Agreement by its representatives.

          B. In the event that Countrywide or its representatives is requested or becomes legally compelled to disclose any of the Information, said party agrees to provide the Fund with prompt written notice, but in any event within 3 business days, so that the Fund may seek (with Countrywide's and/or its representatives' cooperation, if so requested by the Fund) a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the Fund waives compliance with these confidentiality provisions, Countrywide and its representatives agree to furnish only that portion of the Information which in the reasonable opinion of its counsel is legally required and will use its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

          C. The term "Information" as used herein shall not include matters which (i) are or become generally available to the public other than as a result of a disclosure by Countrywide or its representatives, or (ii) were know to Countrywide on a non-confidential basis prior to its disclosure to Countrywide by the Fund.

          D. The Fund shall be entitled to injunctive relief to prevent breaches of Countrywide's confidentiality obligations hereunder and to specifically enforce the terms hereof in addition to any other remedy to which the Fund may be entitled at law or in equity.

          E. The confidentiality provisions of this Agreement shall survive the termination of this Agreement.

     20. AMENDMENT.

          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     21. BINDING EFFECT.

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     22. COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23. FORCE MAJEURE.

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     24. MISCELLANEOUS.

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       BOYAR VALUE FUND, INC.


                                       By:/s/ Jay Petschek
                                          Its: President


                                       COUNTRYWIDE FUND SERVICES, INC.


                                       By: /s/ Robert A. Dorsey
                                          Its: President

                                                                      Schedule A
                                                                      ----------

                                  COMPENSATION
                                  ------------

          The Fund will pay Countrywide a monthly fee, according to the average net assets of the Fund during such month, as follows:

          Average Monthly Net Assets               Monthly Fee
          --------------------------               -----------
          0     -    $ 50,000,000                    $ 2,000
          50    -     100,000,000                      2,500
          100   -     200,000,000                      3,000
          200   -     300,000,000                      4,000
          Over  -     300,000,000                      5,000